Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2022 First Quarter Results
Total Revenues of $433.6M, up 29% Year Over Year;
Subscription Services Revenues of $341.1M, up 26% Year Over Year

PLEASANTON, CA - May 27, 2021 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its first quarter ended April 30, 2021.
“The team’s focus on customer success and product excellence continues to drive Veeva’s outstanding results,” said CEO Peter Gassner. “Our innovations in data, software, and services are helping the industry move to a new digital-first model.”
Fiscal 2022 First Quarter Results:
•Revenues: Total revenues for the first quarter were $433.6 million, up from $337.1 million one year ago, an increase of 29% year over year. Subscription services revenues for the first quarter were $341.1 million, up from $270.2 million one year ago, an increase of 26% year over year.
•Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $128.4 million, compared to $87.6 million one year ago, an increase of 47% year over year. Non-GAAP operating income for the first quarter was $181.4 million, compared to $129.7 million one year ago, an increase of 40% year over year.
•Net Income and Non-GAAP Net Income(1): First quarter net income was $115.6 million, compared to $86.6 million one year ago, an increase of 33% year over year. Non-GAAP net income for the first quarter was $146.9 million, compared to $105.2 million one year ago, an increase of 40% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.71, compared to $0.54 one year ago, while non-GAAP fully diluted net income per share was $0.91, compared to $0.66 one year ago.
“It was an outstanding start to the year,” said CFO Brent Bowman. “We are building a durable position across both R&D and commercial, which reflects our role as a strategic technology provider to the industry.”
Recent Highlights:
•New and Existing Customer Relationships Drive Strong Growth — The company added a record 59 new customers in the first quarter, bringing total customer count to more than 1,000. Q1 was an outstanding bookings quarter fueled by strong results in Veeva Vault and Veeva Commercial Cloud. Demand remains robust as customers increasingly partner with Veeva to modernize their technology infrastructure and move to a digital first model.
•Record New Customer Additions for Vault Quality — Vault Quality had an outstanding quarter which included record bookings for Veeva Vault Quality Suite and significant wins in Veeva Vault QualityDocs, Vault QMS, and Vault Training. Among these was Veeva's sixth Vault QMS win with a top 20 pharmaceutical company, which is their first Veeva Development Cloud application.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Enabling the Industry with Better Ways of Working — Veeva is advancing how customers operate with the industry's first Quality Reference Model. Going beyond software, Veeva is providing customers a technology enabled best practice model as the standard for the industry based upon extensive experience with more than 300 Vault QualityDocs deployments.
Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2021 as follows:
•Total revenues between $450 and $452 million.
•Non-GAAP operating income between $175 and $177 million(2).
•Non-GAAP fully diluted net income per share between $0.85 and $0.86(2).
Veeva is providing guidance for its fiscal year ending January 31, 2022 as follows:
•Total revenues between $1,815 and $1,825 million.
•Non-GAAP operating income of about $710 million(2).
•Non-GAAP fully diluted net income per share of approximately $3.49(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, May 27, 2021, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva's Fiscal 2022 First Quarter Results Conference Call
When:	Thursday, May 27, 2021
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 8145598
Webcast:	ir.veeva.com

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2021 or fiscal year ending January 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (ii) breaches in our security measures or unauthorized access to our customers’ data; (iii) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (iv) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (v) our expectation that the future growth rate of our revenues will decline; (vi) loss of one or more customers, particularly any of our large customers; (vii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (viii) adverse changes in the life sciences industry, including as a result of customer mergers; (ix) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; (xiv) pending, threatened, or future legal proceedings and related expenses; and (xv) our recent conversion to a Delaware public benefit corporation, including the expected impact, benefits, and risks of our conversion.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-K for the period ended January 31, 2021. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Deivis Mercado
Veeva Systems Inc.
925-226-8821
pr@veeva.com

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,184,980	$730,504
Short-term investments	965,453	933,122
Accounts receivable, net	262,327	564,387
Unbilled accounts receivable	51,367	47,206
Prepaid expenses and other current assets	30,939	35,607
Total current assets	2,495,066	2,310,826
Property and equipment, net	52,248	53,650
Deferred costs, net	40,007	42,072
Lease right-of-use assets	53,776	56,917
Goodwill	436,029	436,029
Intangible assets, net	110,166	114,595
Deferred income taxes	13,845	14,100
Other long-term assets	21,012	17,878
Total assets	$3,222,149	$3,046,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,858	$23,253
Accrued compensation and benefits	31,720	30,410
Accrued expenses and other current liabilities	32,716	30,982
Income tax payable	6,299	2,590
Deferred revenue	608,673	616,992
Lease liabilities	11,280	11,725
Total current liabilities	709,546	715,952
Deferred income taxes	6,488	1,835
Lease liabilities, noncurrent	48,672	51,393
Other long-term liabilities	12,459	10,567
Total liabilities	777,165	779,747
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,032,063	965,670
Accumulated other comprehensive income (loss)	(2,304)	992
Retained earnings	1,415,223	1,299,656
Total stockholders’ equity	2,444,984	2,266,320
Total liabilities and stockholders’ equity	$3,222,149	$3,046,067

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2021	2020
Revenues:
Subscription services(3)	$341,119	$270,235
Professional services and other(4)	92,454	66,871
Total revenues	433,573	337,106
Cost of revenues(5):
Cost of subscription services	51,217	43,212
Cost of professional services and other	64,919	51,668
Total cost of revenues	116,136	94,880
Gross profit	317,437	242,226
Operating expenses(5):
Research and development	83,226	62,237
Sales and marketing	64,610	55,755
General and administrative	41,155	36,669
Total operating expenses	188,991	154,661
Operating income	128,446	87,565
Other income, net	4,564	3,414
Income before income taxes	133,010	90,979
Provision for income taxes	17,443	4,409
Net income	$115,567	$86,570

Net income per share:
Basic	$0.76	$0.58
Diluted	$0.71	$0.54

Weighted-average shares used to compute net income per share:
Basic	152,444	149,541
Diluted	162,213	159,474
Other comprehensive income:
Net change in unrealized gain (loss) on available-for- sale investments	$(1,086)	$1,297
Net change in cumulative foreign currency translation gain (loss)	(2,213)	389
Comprehensive income	$112,268	$88,256

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Cloud	$168,458	$142,577
Veeva Vault	172,661	127,658
Total subscription services	$341,119	$270,235

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Cloud	$36,026	$27,376
Veeva Vault	56,428	39,495
Total professional services and other	$92,454	$66,871

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$906	$1,019
Cost of professional services and other	7,422	5,074
Research and development	16,837	11,401
Sales and marketing	11,555	8,192
General and administrative	11,769	11,221
Total stock-based compensation	$48,489	$36,907

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2021	2020
Cash flows from operating activities
Net income	$115,567	$86,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,628	7,878
Reduction of operating lease right-of-use assets	2,827	2,997
Accretion (amortization) of discount on short-term investments	1,542	(11)
Stock-based compensation	48,489	36,907
Amortization of deferred costs	6,355	4,751
Deferred income taxes	5,242	(1,134)
Gain on foreign currency from mark-to-market derivative	431	93
Bad debt (expense) recovery	159	(393)
Changes in operating assets and liabilities:
Accounts receivable	301,732	154,160
Unbilled accounts receivable	(4,161)	(4,452)
Deferred costs	(4,290)	(3,342)
Income taxes payable	3,709	(1,850)
Other current and long-term assets	2,737	551
Accounts payable	(6,794)	(4,430)
Accrued expenses and other current liabilities	6,967	2,691
Deferred revenue	(8,176)	1,477
Operating lease liabilities	(2,748)	(2,811)
Other long-term liabilities	2,169	2,520
Net cash provided by operating activities	478,385	282,172
Cash flows from investing activities
Purchases of short-term investments	(256,938)	(188,818)
Maturities and sales of short-term investments	221,645	140,342
Long-term assets	(2,656)	267
Net cash used in investing activities	(37,949)	(48,209)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(286)	(248)
Proceeds from exercise of common stock options	17,091	9,781
Net cash provided by financing activities	16,805	9,533
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,765)	548
Net change in cash, cash equivalents, and restricted cash	454,476	244,044
Cash, cash equivalents, and restricted cash at beginning of period	731,712	479,797
Cash, cash equivalents, and restricted cash at end of period	$1,186,188	$723,841

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$17,451	$19,615

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended April 30,
	2021	2020
Cost of subscription services revenues on a GAAP basis	$51,217	$43,212
Stock-based compensation expense	(906)	(1,019)
Amortization of purchased intangibles	(895)	(1,594)
Cost of subscription services revenues on a non-GAAP basis	$49,416	$40,599

Gross margin on subscription services revenues on a GAAP basis	85.0%	84.0%
Stock-based compensation expense	0.3	0.4
Amortization of purchased intangibles	0.2	0.6
Gross margin on subscription services revenues on a non-GAAP basis	85.5%	85.0%

Cost of professional services and other revenues on a GAAP basis	$64,919	$51,668
Stock-based compensation expense	(7,422)	(5,074)
Amortization of purchased intangibles	(134)	(135)
Cost of professional services and other revenues on a non-GAAP basis	$57,363	$46,459

Gross margin on professional services and other revenues on a GAAP basis	29.8%	22.7%
Stock-based compensation expense	8.0	7.6
Amortization of purchased intangibles	0.2	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	38.0%	30.5%

Gross profit on a GAAP basis	$317,437	$242,226
Stock-based compensation expense	8,328	6,093
Amortization of purchased intangibles	1,029	1,729
Gross profit on a non-GAAP basis	$326,794	$250,048

Gross margin on total revenues on a GAAP basis	73.2%	71.9%
Stock-based compensation expense	1.9	1.8
Amortization of purchased intangibles	0.3	0.5
Gross margin on total revenues on a non-GAAP basis	75.4%	74.2%

Research and development expense on a GAAP basis	$83,226	$62,237
Stock-based compensation expense	(16,837)	(11,401)
Amortization of purchased intangibles	(28)	(28)
Research and development expense on a non-GAAP basis	$66,361	$50,808

Sales and marketing expense on a GAAP basis	$64,610	$55,755
Stock-based compensation expense	(11,555)	(8,192)
Amortization of purchased intangibles	(3,317)	(3,402)
Sales and marketing expense on a non-GAAP basis	$49,738	$44,161

General and administrative expense on a GAAP basis	$41,155	$36,669
Stock-based compensation expense	(11,769)	(11,221)
Amortization of purchased intangibles	(55)	(56)
General and administrative expense on a non-GAAP basis	$29,331	$25,392

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2021	2020
Operating expense on a GAAP basis	$188,991	$154,661
Stock-based compensation expense	(40,161)	(30,814)
Amortization of purchased intangibles	(3,400)	(3,486)
Operating expense on a non-GAAP basis	$145,430	$120,361

Operating income on a GAAP basis	$128,446	$87,565
Stock-based compensation expense	48,489	36,907
Amortization of purchased intangibles	4,429	5,215
Operating income on a non-GAAP basis	$181,364	$129,687

Operating margin on a GAAP basis	29.6%	26.0%
Stock-based compensation expense	11.2	11.0
Amortization of purchased intangibles	1.0	1.5
Operating margin on a non-GAAP basis	41.8%	38.5%

Net income on a GAAP basis	$115,567	$86,570
Stock-based compensation expense	48,489	36,907
Amortization of purchased intangibles	4,429	5,215
Income tax effect on non-GAAP adjustments (6)	(21,602)	(23,542)
Net income on a non-GAAP basis	$146,883	$105,150

Diluted net income per share on a GAAP basis	$0.71	$0.54
Stock-based compensation expense	0.30	0.23
Amortization of purchased intangibles	0.03	0.04
Income tax effect on non-GAAP adjustments(6)	(0.13)	(0.15)
Diluted net income per share on a non-GAAP basis	$0.91	$0.66
________________________
(6) For the three months ended April 30, 2021 and 2020, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9